EXHIBIT 23.2

Donahue & Associates.LLC

CERTIFIED PUBLIC ACCOUNTANTS  Letterhead

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report in Energy Producers, Inc. Form 10-KSB, dated April 20, 2004, in this Registration Statement on Form S-8, and all references to our firm, included in the Registration Statement.

/s/ Donahue Associates, L.L.C.

Donahue Associates, L.L.C.

Monmouth Beach, New Jersey

August 5, 2004

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